EXHIBIT 10.2

GUARANTY AND SECURITY AGREEMENT

dated as of April 29, 2021

made by

Danimer Scientific Holdings, LLC,

a Delaware limited liability company,

Meredian, Inc.,

a Georgia corporation,

Meredian Bioplastics, Inc.,

a Georgia corporation,

Danimer Scientific, L.L.C.,

a Georgia limited liability company,

Danimer Bioplastics, Inc.,

a Georgia corporation, and

Danimer Scientific Kentucky, Inc.,

a Delaware corporation,

as Borrowers,

DANIMER SCIENTIFIC, INC.,
a Delaware corporation, and

MEREDIAN HOLDINGS GROUP, INC.,
a Delaware corporation,

as Guarantors,

and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

TRUIST BANK,

as Lender

EXHIBIT 10.2

TABLE OF CONTENTS

ARTICLE I DEFINITIONS 1

Section 1.1. Definitions. 1

Section 1.2. Other Definitional Provisions; References 4

ARTICLE II GUARANTEE 4

Section 2.1. Guarantee. 4

Section 2.2. Payments 6

ARTICLE III GRANT OF SECURITY INTEREST 6

Section 3.1. Grant of Security Interest 6

Section 3.2. [Intentionally Omitted] 8

Section 3.3. Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles 8

ARTICLE IV ACKNOWLEDGMENTS, WAIVERS AND CONSENTS 8

Section 4.1. Acknowledgments, Waivers and Consents 8

Section 4.2. No Subrogation, Contribution or Reimbursement 10

ARTICLE V REPRESENTATIONS AND WARRANTIES 11

Section 5.1. Confirmation of Representations in Credit Agreement 11

Section 5.2. Benefit to the Guarantors 11

Section 5.3. Promissory Notes 11

Section 5.4. First Priority Liens 11

Section 5.5. Legal Name, Organizational Status, Chief Executive Office 11

Section 5.6. Prior Names, Prior Chief Executive Offices 12

Section 5.7. Goods 12

Section 5.8. Chattel Paper 12

Section 5.9. Truth of Information 12

Section 5.10. Accounts 12

Section 5.11. Governmental Obligors 12

Section 5.12. Copyrights, Patents and Trademarks 12

Section 5.13. Vehicles 12

Section 5.14. Commercial Tort Claims 12

Section 5.15. Letter-of-Credit Rights 13

ARTICLE VI COVENANTS 13

Section 6.1. Covenants in Credit Agreement 13

Section 6.2. Maintenance of Perfected Security Interest; Further Documentation 13

Section 6.3. Maintenance of Records 14

Section 6.4. Right of Inspection 14

Section 6.5. Further Identification of Collateral 14

Section 6.6. Changes in Names, Locations 14

Section 6.7. Compliance with Contractual Obligations 15

Section 6.8. Limitations on Dispositions of Collateral 15

Section 6.9. [Intentionally Omitted] 15

Section 6.10. Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts 15

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Section 6.11. Analysis of Accounts 15

Section 6.12. Instruments and Tangible Chattel Paper 15

Section 6.13. Copyrights, Patents and Trademarks 16

Section 6.14. Vehicles 17

Section 6.15. Commercial Tort Claims 17

ARTICLE VII REMEDIAL PROVISIONS 17

Section 7.1. [Intentionally Omitted] 17

Section 7.2. Collections on Accounts 17

Section 7.3. Proceeds 18

Section 7.4. UCC and Other Remedies 18

Section 7.6. Waiver; Deficiency 19

Section 7.7. Non-Judicial Enforcement 19

ARTICLE VIII LENDER 19

Section 8.1. Lender's Appointment as Attorney-in-Fact 19

Section 8.2. Duty of Lender 21

Section 8.3. Filing of Financing Statements 21

Section 8.4. Authority of Lender 21

ARTICLE IX SUBORDINATION OF INDEBTEDNESS 22

Section 9.1. Subordination of All Guarantor Claims 22

Section 9.2. Claims in Bankruptcy 22

Section 9.3. Payments Held in Trust 22

Section 9.4. Liens Subordinate 22

Section 9.5. Notation of Records 23

ARTICLE X MISCELLANEOUS 23

Section 10.1. Waiver 23

Section 10.2. Notices 23

Section 10.3. Payment of Expenses, Indemnities 23

Section 10.4. Amendments in Writing 24

Section 10.5. Successors and Assigns 24

Section 10.6. Severability 24

Section 10.7. Counterparts 24

Section 10.8. Survival 24

Section 10.9. Captions 24

Section 10.10. No Oral Agreements 24

Section 10.11. Governing Law; Submission to Jurisdiction 25

Section 10.12. WAIVER OF JURY TRIAL 25

Section 10.13. Acknowledgments 25

Section 10.14. Additional Grantors 26

Section 10.15. Set-Off 26

Section 10.16. Releases 27

Section 10.17. Reinstatement 27

Section 10.18. Acceptance 27

Section 10.19. Keepwell 27

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EXHIBIT 10.2

Schedules

Schedule 1 - Notice Addresses

Schedule 2 - Promissory Notes

Schedule 3 - Filings and Other Actions Required to Perfect Security Interests

Schedule 4 - Legal Name, Organizational Status, Chief Executive Office

Schedule 5 - Prior Names and Prior Chief Executive Offices

Schedule 6 - Patents and Patent Licenses

Schedule 7 - Trademarks and Trademark Licenses

Schedule 8 - Copyrights and Copyright Licenses

Schedule 9 - Vehicles

Schedule 10 - Commercial Tort Claims

Schedule 11 - Letter-of-Credit Rights

Annexes

Annex I - Form of Joinder Agreement

Annex II - Form of Intellectual Property Security Agreement

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EXHIBIT 10.2

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT, dated as of April 29, 2021, is made by Danimer Scientific Holdings, LLC, a Delaware limited liability company, Meredian, Inc., a Georgia corporation, Meredian Bioplastics, Inc., a Georgia corporation, Danimer Scientific, L.L.C., a Georgia limited liability company, Danimer Bioplastics, Inc., a Georgia corporation, and Danimer Scientific Kentucky, Inc., a Delaware corporation (individually, a "Borrower" and collectively, the "Borrowers"), and DANIMER SCIENTIFIC, INC., a Delaware corporation ("PubCo"), and MEREDIAN HOLDINGS GROUP, INC., a Delaware corporation ("Parent"; Parent and PubCo, together with Borrowers and with any other Subsidiary of PubCo that becomes a party hereto from time to time after the date hereof, each, a "Grantor" and, collectively, the "Grantors"), in favor of TRUIST BANK, as Lender under (and as defined in) the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrowers are entering into that certain Revolving Credit Agreement dated as of the date hereof, by and among the Borrowers and Lender providing for revolving credit, letter of credit and certain other facilities (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, it is a condition precedent to the obligations of Lender under the Loan Documents that the Grantors enter into this Agreement, pursuant to which (a) Guarantors shall guaranty all Obligations of the Borrowers and (b) the Grantors (other than PubCo and Parent) shall grant Liens on all of their personal property to Lender to secure their respective Obligations;

NOW, THEREFORE, in consideration of the premises and to induce Lender to enter into the Credit Agreement and make extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with Lender as follows:

ARTICLE I

DEFINITIONS
Section I.1.
Definitions.
(a)
Each term defined above shall have the meaning set forth above for all purposes of this Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, and the terms "Account Debtor", "Account", "Chattel Paper", "Commercial Tort Claim", "Deposit Account", "Document", "Electronic Chattel Paper", "Equipment", "Financial Asset", "Fixture", "General Intangible", "Goods", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds", "Securities Account", "Security", "Supporting Obligation", and "Tangible Chattel Paper" shall have the meanings assigned to such terms in the UCC as in effect on the date hereof.
(b)
The following terms shall have the following meanings:

"Agreement" shall mean this Guaranty and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

"Collateral" shall have the meaning set forth in Section 3.1.

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EXHIBIT 10.2

"Copyright Licenses" shall mean any and all present and future agreements providing for the granting of any right in or to Copyrights (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 8.

"Copyrights" shall mean, collectively, with respect to each Grantor, all copyrights, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any copyrights, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 8.

"Excluded Property" shall mean (i) Excluded Deposit Accounts so long as such Deposit Accounts are used solely for the purposes set forth on Schedule 5.11 of the Credit Agreement and do not at any time receive or contain any proceeds of any Collateral, (ii) voting Equity Interests of any Foreign Subsidiary, solely to the extent that (A) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary, and (B) pledging more than 65% of the total outstanding voting Equity Interests of such Foreign Subsidiary would result in material adverse tax consequences to the Grantors or any other Loan Parties, (iii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (iii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Lender’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of this clause (iii) shall in no way be construed to limit, impair, or otherwise affect any of the Lender’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests), (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, (v) any assets identified in writing by Lender (which writing shall expressly reference this Guaranty and Security Agreement and this definition) where the Lender determines in its sole discretion that the costs of obtaining or perfecting a security interest in such assets is excessive in relation to the value of the security afforded thereby, (vi) any interest in any Real Estate or Fixtures held by any Grantor; (vii) any shares of the capital stock of any Grantor held as treasury stock; and (viii) motor vehicles so long as and to the extent that such motor vehicles are subject to purchase money financing or finance lease obligations as a result of which the related creditor has an encumbrance noted on the certificate of title; provided that "Excluded Property" shall not include any proceeds, products, substitutions or replacements of Excluded Property

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(unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

"Guaranteed Obligations" shall have the meaning set forth in Section 2.1(a).

"Guarantors" shall mean, collectively, (i) each Grantor other than the Borrowers (including PubCo and Parent) and (ii) each other guarantor of the obligations of Borrowers to Lender from time to time.

"Monetary Obligation" shall mean a monetary obligation secured by Goods or owed under a lease of Goods and includes a monetary obligation with respect to software used in Goods.

"Note" shall mean (i) an instrument that evidences a promise to pay a Monetary Obligation and (ii) any other instrument within the description of "promissory note" as defined in Article 9 of the UCC.

"Parent" shall have the meaning set forth in the preamble to this Agreement.

"Patent Licenses" shall mean any and all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 6.

"Patents" shall mean, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States, any State thereof or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 6.

"PubCo" shall have the meaning set forth in the preamble to this Agreement.

"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

"Secured Obligations" shall have the meaning set forth in Section 3.1.

"Secured Parties" shall mean Lender and Affiliates of Lender that provide Bank Product Obligations or Hedging Obligations to any Loan Party.

"Securities Act" shall mean the Securities Act of 1933, as amended and in effect from time to time.

"Trademark Licenses" shall mean any and all present and future agreements providing for the granting of any right in or to Trademarks (whether the applicable Grantor is licensee or licensor thereunder), including any thereof referred to in Schedule 7.

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EXHIBIT 10.2

"Trademarks" shall mean, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including any thereof referred to in Schedule 7.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia.

"Vehicles" shall mean all vehicles covered by a certificate of title law of any state and, in any event, shall include the vehicles listed on Schedule 9 and all tires and other appurtenances to any of the foregoing.

Section I.2.
Other Definitional Provisions; References. The definition of terms and use of defined terms herein shall apply equally to the singular and plural forms of the terms so defined or used. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof. The additional provisions of Section 1.3 of the Credit Agreement shall apply equally hereto as if set forth herein.
ARTICLE II

GUARANTEE
Section II.1.
Guarantee.
(a)
Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations of the Borrowers and the other Loan Parties, including (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding)

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EXHIBIT 10.2

on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to Lender and any of Lender's Related Parties under the Credit Agreement and the other Loan Documents; (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; (iii) the due and punctual payment of all Bank Product Obligations of any other Loan Party; and (iv) the due and punctual payment and performance of all Hedging Obligations owed by any other Loan Party to Lender or its Affiliates (all the monetary and other obligations referred to in the preceding clauses (i) through (iv) being collectively called the "Guaranteed Obligations"); provided, however, that in no event shall "Guaranteed Obligations" of any Guarantor include any Excluded Swap Obligation of such Guarantor. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

(b)
Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Lender or any Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of Lender or any Secured Party in favor of the Borrowers or any other Guarantor.
(c)
It is the intent of each Guarantor and Lender that the maximum obligations of the Guarantors hereunder shall be, but not in excess of:
(i)
in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the "Bankruptcy Code"), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to Lender or the Secured Parties) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(ii)
in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(iii)
in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties) to be

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avoidable or unenforceable against such Guarantor under such law, statute or regulation, including any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the "Avoidance Provisions." To the extent set forth in clauses (i), (ii) and (iii) of this subsection, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to Lender or the Secured Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

This subsection is intended solely to preserve the rights of Lender and the Secured Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Grantors nor any other Person shall have any right or claim under this subsection as against Lender or any Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.

(d)
Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article shall remain in full force and effect until all Guaranteed Obligations are irrevocably satisfied in full and all Commitments have been irrevocably terminated, notwithstanding that, from time to time during the term of the Credit Agreement, no Obligations may be outstanding.
Section II.2.
Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to Lender without set-off or counterclaim in U.S. dollars at the office of Lender specified pursuant to the Credit Agreement.
ARTICLE III

GRANT OF SECURITY INTEREST
Section III.1.
Grant of Security Interest. Each Grantor (other than PubCo and Parent) hereby pledges, assigns and transfers to Lender, and grants to Lender, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor (other than PubCo and Parent) or in which such Grantor (other than PubCo and Parent) now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the "Secured Obligations"):

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(a)
all Accounts and Chattel Paper, including Tangible Chattel Paper and Electronic Chattel Paper;
(b)
all Copyrights and Copyright Licenses;
(c)
all Commercial Tort Claims;
(d)
all contracts and rights thereunder, including customer contracts, invoices, purchase orders, export orders, and supply contracts;
(e)
all Deposit Accounts, Commodity Accounts, and Securities Accounts, and all cash and cash equivalents;
(f)
all Documents;
(g)
all General Intangibles, including Payment Intangibles, customer lists, insurance policies (including business interruption insurance) and proceeds thereof, and tax refunds;
(h)
all Goods, including all Inventory, all Equipment and all Fixtures;
(i)
all Instruments;
(j)
all Investment Property;
(k)
all Letter-of-Credit Rights and letters of credit;
(l)
all Notes and all intercompany obligations between the Loan Parties and other Subsidiaries of PubCo (whether or not a Loan Party), including the Excluded Subsidiary;
(m)
all Patents and Patent Licenses;
(n)
all Trademarks and Trademark Licenses;
(o)
all Vehicles;
(p)
all books and records, Supporting Obligations and related letters of credit or other claims and causes of action, in each case to the extent pertaining to the Collateral; and
(q)
all substitutions, replacements, accessions, products and other Proceeds (including insurance proceeds and products, dividends and distributions, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, and all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing;

provided, that, (i) notwithstanding the foregoing, in no event shall "Secured Obligations" include any Excluded Swap Obligations of any Guarantor, (ii) notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property, and, to the extent that any Collateral later becomes Excluded Property, the Lien granted hereunder will automatically be deemed to have been released and (iii) if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein.

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EXHIBIT 10.2

For the avoidance of doubt, the parties hereto acknowledge that each of PubCo and Parent is an unsecured Guarantor hereunder and no covenant, representation, or other provision in this Agreement or any other Loan Document relating to the Collateral that is applicable to a Grantor shall be binding on PubCo or Parent unless and to the extent that such provision specifically references PubCo or Parent as being bound thereby.

Section III.2.
[Intentionally Omitted].
Section III.3.
Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible. Neither Lender nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible pursuant hereto, nor shall Lender or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
ARTICLE IV

ACKNOWLEDGMENTS, WAIVERS AND CONSENTS
Section IV.1.
Acknowledgments, Waivers and Consents.
(a)
Each Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of, and each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, obligations of Persons other than such Grantor and that such Grantor's guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Grantor shall remain obligated hereunder (including with respect to each Guarantor the guarantee made by it herein and, with respect to each Grantor, the collateral security provided by such Grantor herein), and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of Lender and the other Secured Parties under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged or terminated in any way:
(i)
notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by Lender or any other Secured Party may be rescinded by Lender or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or

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released by, or any indulgence or forbearance in respect thereof granted by, Lender or any other Secured Party; (C) the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith or in connection with Hedging Obligations and Bank Product Obligations included as Obligations may be amended, modified, supplemented or terminated, in whole or in part, as Lender (or the Required Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) any Borrower, any Guarantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Secured Obligations or any collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by Lender or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)
regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Lender or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against Lender or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of Lender or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Secured Obligations; (E) any failure of Lender or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor's liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in subsection (a)(i) of this Section (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of any Borrower for the Obligations, or of such Guarantor under the guarantee contained in Article II, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.
(b)
Each Grantor hereby waives to the extent permitted by law (i) except as expressly provided otherwise in any Loan Document, all notices to such Grantor, or to any other Person, including, but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the

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provision of collateral security provided herein, or the creation, renewal, extension, modification or accrual of any Secured Obligations, or notice of or proof of reliance by Lender or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to Lender or any other Secured Party and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to any Borrower need be given to any Grantor, and all dealings between any Borrower or Borrowers and any of the Grantors, on the one hand, and Lender and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor's liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)
When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Lender or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by Lender or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender or any other Secured Party against any Grantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. Neither Lender nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.
Section IV.2.
No Subrogation, Contribution or Reimbursement. Until all Secured Obligations are irrevocably satisfied in full and all commitments of each Secured Party under the Credit Agreement or any other Loan Document have been irrevocably terminated, notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by Lender or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of Lender or any other Secured Party against the Borrowers or any other Grantor or any collateral security or guarantee or right of offset held by Lender or any other Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrowers or any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases and agrees not to exercise any or all such rights of subrogation, reimbursement, indemnity and contribution. Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against the Borrowers or any other Grantor or against any collateral or security or guarantee or right of offset held by Lender or any other Secured Party shall be junior and subordinate to any rights Lender and the other Secured Parties may have against the Borrowers and such Grantor and to all right, title and interest Lender and the other Secured Parties may have in such collateral or security or guarantee or right of offset.

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Lender, for the benefit of the Secured Parties, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Credit Agreement and the other Loan Documents and to induce Lender and its Affiliates to enter into Hedging Obligations and Bank Product Obligations with the Grantors, each Grantor represents and warrants to Lender and each other Secured Party as follows:

Section V.1.
Confirmation of Representations in Credit Agreement. Each Grantor represents and warrants to the Secured Parties that the representations and warranties set forth in Article IV of the Credit Agreement as they relate to such Grantor (in its capacity as PubCo, Parent, a Loan Party or a Subsidiary of a Borrower or PubCo, as the case may be) or to the Loan Documents to which such Grantor is a party are true and correct in all material respects (without duplication of any materiality qualifier therein); provided that each reference in each such representation and warranty to the Borrowers’ knowledge shall, for the purposes of this Section, be deemed to be a reference to such Grantor's knowledge.
Section V.2.
Benefit to the Guarantors. As of the Closing Date, each of the Borrowers is a member of an affiliated group of companies that includes each Guarantor, and the Borrowers and the Guarantors are engaged in related businesses permitted pursuant to Section 5.3 of the Credit Agreement. Each Guarantor is a parent holding company or Subsidiary of the Borrowers, and the guaranty and surety obligations of each Guarantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, such Guarantor; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrowers.
Section V.3.
Promissory Notes. Schedule 2 correctly sets forth all promissory notes held by each Grantor (other than PubCo and Parent) and all intercompany notes between the Grantors, in each case as of the Closing Date.
Section V.4.
First Priority Liens. The Liens and security interests granted pursuant to this Agreement by the Grantors (other than PubCo and Parent) (a) upon completion of the filings and other actions set forth on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule have been delivered to Lender in completed and duly executed form) will constitute valid perfected Liens on, and security interests in, all of the Collateral in favor of Lender, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the Closing Date, except for Liens expressly permitted under Section 7.2 of the Credit Agreement that have priority over the Liens on the Collateral by operation of law.
Section V.5.
Legal Name, Organizational Status, Locations of Collateral. On the Closing Date, the correct legal name of such Grantor, such Grantor's jurisdiction of organization, organizational identification number, federal (and, if applicable, state) taxpayer identification number and the location of such Grantor's chief executive office or principal place of business are specified on Schedule 4. Additionally, all locations of any Collateral as of the Closing Date are set forth on Schedule 4.

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Section V.6.
Prior Names, Prior Chief Executive Offices. Schedule 5 correctly sets forth (a) all names and trade names that such Grantor has used in the last five years and (b) the chief executive office of such Grantor over the last five years (if different from that which is set forth in Section 5.5).
Section V.7.
Goods. No portion of the Collateral constituting Goods with an aggregate value of $100,000 or more is at any time in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.
Section V.8.
Chattel Paper. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than Lender, and the grant of a security interest in such Collateral in favor of Lender hereunder does not violate the rights of any other Person as a secured party.
Section V.9.
Truth of Information. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to Lender or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to Lender or any other Secured Party, is and will be true and correct in all material respects as of the date furnished.
Section V.10.
Accounts. The amount represented by such Grantor to Lender and the other Secured Parties from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper and Payment Intangibles will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder. The place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral is 140 Industrial Boulevard, Bainbridge, Georgia.
Section V.11.
Governmental Obligors. None of the Account Debtors on such Grantor's Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority, except to the extent such Accounts, Chattel Paper or Payment Intangibles have an aggregate value of less than $50,000.
Section V.12.
Copyrights, Patents and Trademarks. Schedule 6 correctly sets forth all Patents and Patent Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 7 correctly sets forth all Trademarks and Trademark Licenses owned by such Grantor in its own name as of the Closing Date. Schedule 8 correctly sets forth all Copyrights and Copyright Licenses owned by such Grantor in its own name as of the Closing Date. To the best of each such Grantor's knowledge, each Patent and Trademark is valid, subsisting, unexpired and enforceable and has not been abandoned. Except as set forth in any such Schedule as of the Closing Date with respect to outbound Intellectual Property licenses and at all times with respect to inbound Intellectual Property Licenses that in any way relate to Grantors’ Inventory or Accounts Receivable, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Trademark or Copyright. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent, Trademark or Copyright.
Section V.13.
Vehicles. All Vehicles owned by such Grantor as of the Closing Date that are not encumbered by Liens expressly permitted under Section 7.2 of the Credit Agreement are set forth on Schedule 9.
Section V.14.
Commercial Tort Claims. Schedule 10 correctly sets forth all Commercial Tort Claims of such Grantor in existence as of the Closing Date.

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Section V.15.
Letter-of-Credit Rights. Schedule 11 correctly sets forth all letters of credit under which such Grantor is named as the beneficiary in existence as of the Closing Date.
ARTICLE VI

COVENANTS

Each Grantor (other than PubCo and Parent for purposes of this Section 6, except with respect to any specific reference to Guarantors or PubCo or Parent (or both of them) hereinbelow) covenants and agrees with Lender and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and all Commitments shall have been terminated:

Section VI.1.
Covenants in Credit Agreement; Future Guarantors. (a) In the case of each Guarantor (including PubCo and Parent), such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

(b) Guarantors and each other Grantor shall cause each future shareholder, owner, or equity holding company that at any time, directly or indirectly, holds or owns any Equity Interests of Guarantors (other than PubCo for so long as it is a public company) or any other Grantor, within thirty (30) days after such Person becomes the holder or owner of such Equity Interests, to guarantee the Obligations of Borrowers in favor of Lender to the same extent that Guarantors has provided an unsecured guarantee of the Obligations and other Guaranteed Obligations hereunder promptly upon any such Person becoming the holder or owner of such Equity Interests and shall deliver to Lender such guaranty agreements, joinders, certificates, and other agreements and legal and business diligence as may be reasonably required by Lender in connection therewith.

Section VI.2.
Maintenance of Perfected Security Interest; Further Documentation.
(a)
Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.4 and shall defend such security interest against the claims and demands of all Persons whomsoever, except with respect to Liens expressly permitted under Section 7.2 of the Credit Agreement.
(b)
At any time and from time to time, upon the request of Lender or any other Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as Lender may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable Lender or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.
(c)
Without limiting the obligations of the Grantors under subsection (b) of this Section, (i) upon the request of Lender or any other Secured Party, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by Lender) requested by Lender to cause Lender to (A) have "control" (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any

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Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property, or Letter-of-Credit Rights, including executing and delivering any agreements, in form and substance satisfactory to Lender, with securities intermediaries, issuers or other Persons in order to establish "control", and each Grantor shall promptly notify Lender and the other Secured Parties of such Grantor's acquisition of any such Collateral, and (B) be a "protected purchaser" (as defined in Section 8-303 of the UCC); (ii) with respect to Collateral in excess of $50,000, other than certificated securities and Goods covered by a document in the possession of a Person other than such Grantor or Lender, such Grantor shall obtain written acknowledgment that such Person holds possession for Lender's benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to Lender and the other Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by Lender or any other Secured Party) necessary or requested by Lender to cause Lender to have a perfected security interest in such Collateral under applicable law.

(d)
This Section and the obligations imposed on each Grantor by this Section shall be interpreted as broadly as possible in favor of Lender and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.
Section VI.3.
Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts comprising any part of the Collateral. For Lender's and the other Secured Parties' further security, Lender, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor's books and records pertaining to the Collateral.
Section VI.4.
Right of Inspection. Upon request (with reasonable notice, unless an Event of Default has occurred and is continuing), Lender and the other Secured Parties and their respective representatives shall at all reasonable times and with reasonable frequency, have full and free access during normal business hours to all the books, correspondence and records of such Grantor (including PubCo and Parent), and Lender and the other Secured Parties and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof and shall upon request (with reasonable notice, unless an Event of Default has occurred and is continuing) at all reasonable times, and with reasonable frequency, during normal business hours also have the right to enter into and upon any premises where any of the Collateral (including Inventory or Equipment) is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein, and such Grantor (including PubCo and Parent) agrees to render to Lender and the other Secured Parties and their respective representatives, at such Grantor's sole cost and expense, such clerical and other assistance as may be reasonably requested with regard to any of the foregoing. Lender and the other Secured Parties shall be bound by the provisions of Section 9.11 of the Credit Agreement with respect to information obtained pursuant to this Section.
Section VI.5.
Further Identification of Collateral. Such Grantor will furnish to Lender and the other Secured Parties from time to time, at such Grantor's sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.
Section VI.6.
Changes in Names, Locations. Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor is organized. Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its legal name, identity or corporate, limited liability company, or limited partnership structure or (ii) any change to (A) the identity of any warehouseman, common carrier, other third party transporter, bailee or any agent or processor in possession or control of any Collateral or (B) such Grantor's jurisdiction of organization, in each case, unless (x) such Grantor shall otherwise be in compliance with Section 7.3 of the Credit

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Agreement and (y) Lender shall have provided its prior written consent to such change(s), which consent may be withheld or conditioned upon such Grantor's having taken all action reasonably requested by Lender or any other Secured Party for the purpose of maintaining the perfection and priority of Lender's security interests under this Agreement. In any notice furnished pursuant to this Section, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Lender's security interest in the Collateral. Upon any change of its name or jurisdiction of organization, each of PubCo and Parent will notify Lender thereof and will promptly thereafter reaffirm its obligations hereunder and under any other Loan Document to which it is a party in a manner reasonably acceptable to Lender.

Section VI.7.
Compliance with Contractual Obligations. Such Grantor shall use commercially reasonable efforts to perform and comply in all material respects with all of its contractual obligations relating to the Collateral.
Section VI.8.
Limitations on Dispositions of Collateral. Lender and the other Secured Parties do not authorize the Grantors to, and each Grantor agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent expressly permitted by the Credit Agreement.
Section VI.9.
No Commingling. No Grantor will commingle any of its funds or assets (including Inventory, Equipment, cash, and cash equivalents) with those of Guarantors, any Excluded Subsidiary or any other non-Loan Party. All Inventory, Eligible New Equipment, and other Goods of the Grantors shall at all times be (a) kept segregated from the Inventory, Eligible New Equipment, and other Goods of the Excluded Subsidiary at any time located at the same premises and (b) readily identifiable and conspicuously marked to indicate the ownership of such Inventory, Eligible New Equipment, or Goods.
Section VI.10.
Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral (other than any right of termination), in each case except where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section VI.11.
Analysis of Accounts. Lender shall have the right at any time and from time to time upon reasonable prior notice, and with reasonable frequency, to make test verifications of the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor's sole cost and expense, shall furnish all such assistance and information as Lender may require in connection therewith. At any time and from time to time, and with reasonable frequency, upon Lender's request and at the expense of each Grantor, such Grantor shall furnish to Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, including all original orders, invoices and shipping receipts.
Section VI.12.
Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper and the value of such Instruments and Tangible Chattel Paper in the aggregate is $100,000 or more,

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each such Instrument or Tangible Chattel Paper, shall be delivered to Lender as soon as practicable, duly endorsed in a manner satisfactory to Lender to be held as Collateral pursuant to this Agreement.

Section VI.13.
Copyrights, Patents and Trademarks.
(a)
Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is immaterial, (i) maintain as in the past the quality of services offered under such Trademark, (ii) maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Lender, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any Trademark may become invalidated.
(b)
Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Patent may become abandoned or dedicated.
(c)
Such Grantor will not, except with respect to any Copyright that such Grantor shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Copyright may become abandoned or dedicated.
(d)
Such Grantor will notify Lender and the other Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of any Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.
(e)
Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to Lender and the other Secured Parties within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of Lender, such Grantor shall execute and deliver an Intellectual Property Security Agreement substantially in the form of Annex II, and any and all other agreements, instruments, documents, and papers as Lender may request to evidence Lender's and the other Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes Lender its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full and the Commitments are terminated; provided, that Lender shall not exercise the foregoing constitution of Lender as such Grantor’s attorney-in-fact for the purposes in this clause (e) unless and until an Event of Default shall have occurred and be continuing.
(f)
Such Grantor will take all commercially reasonable and all necessary steps, including in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of

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Copyrights, Patents and Trademarks which is material to the Grantors, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g)
In the event that any Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify Lender and the other Secured Parties after it learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is immaterial to such Grantor which determination such Grantor shall promptly report to Lender and the other Secured Parties, promptly take all such commercially reasonable actions (which may include suing for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution), or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.
Section VI.14.
Vehicles. Such Grantor shall take all actions requested by Lender to perfect Lender's security interest in all Vehicles that are not Excluded Property encumbered by Liens expressly permitted under Section 7.2 of the Credit Agreement.
Section VI.15.
Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within thirty (30) days after such Commercial Tort Claim satisfies such requirements, notify Lender and the other Secured Parties in a writing signed by such Grantor containing a brief description thereof, and granting to Lender in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender. The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements: (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $100,000, and (ii) either (A) such Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim. In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of Lender, the relevant Grantor shall, within thirty (30) days after such request is made, transmit to Lender and the other Secured Parties a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to Lender in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.
ARTICLE VII

REMEDIAL PROVISIONS
Section VII.1.
[Intentionally Omitted].
Section VII.2.
Collections on Accounts. Subject to the cash management provisions set forth in the Credit Agreement, Lender hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles subject to Lender's direction and control, and Lender may curtail or terminate said authority at any time after the occurrence and during the continuance of a Default or Event of Default. Upon the request of Lender, each Grantor shall notify the applicable Account Debtors that the

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applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to Lender for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to Lender. Lender may at any time in its own name or in the name of others communicate with the applicable Account Debtors to verify with them to its satisfaction the existence, amount and terms of any applicable Accounts, Chattel Paper or Payment Intangibles.

Section VII.3.
Proceeds. As further set forth in the Credit Agreement (including Section 5.11 thereof), all payments of Accounts, Instruments, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Lender in a special collateral account maintained by Lender subject to withdrawal by Lender for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for Lender for the ratable benefit of the Secured Parties segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in detail the nature and source of the payments included in the deposit. All Proceeds of the Collateral (including Proceeds constituting collections of Accounts, Chattel Paper, Instruments or Payment Intangibles comprising a portion of the Collateral) while held by Lender (or by any Grantor in trust for Lender for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Lender shall apply all or any part of the funds or Proceeds on deposit in said special collateral account on account of the Secured Obligations in the order set forth in Section 5.11 (or Section 8.2 of the Credit Agreement at any time an Event of Default exists), and any part of such funds or Proceeds which Lender elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Lender to each Grantor or to whomsoever may be lawfully entitled to receive the same.
Section VII.4.
UCC and Other Remedies.
(a)
If an Event of Default shall occur and be continuing, Lender, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Lender or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at such Grantor's premises or elsewhere. Any such sale or transfer by Lender either to itself or to any other Person shall be absolutely

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free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Lender shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. Lender shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender and the other Secured Parties hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.2 of the Credit Agreement, and only after such application and after the payment by Lender of any other amount required by any provision of law, including Section 9-615 of the UCC, need Lender account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Lender or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(b)
In the event that Lender elects not to sell the Collateral, Lender retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner. Lender may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
Section VII.5.
.
Section VII.6.
Waiver; Deficiency. Each Grantor (including each Guarantor) waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law. Each Grantor (including each Guarantor) shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations or Guaranteed Obligations, as the case may be, and the fees and disbursements of any attorneys employed by Lender or any other Secured Party to collect such deficiency.
Section VII.7.
Non-Judicial Enforcement. Lender may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor (including each Guarantor) expressly waives any and all legal rights which might otherwise require Lender to enforce its rights by judicial process.
ARTICLE VIII

LENDER
Section VIII.1.
Lender's Appointment as Attorney-in-Fact.
(a)
Each Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Lender the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

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(i)
pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(ii)
execute, in connection with any sale provided for in Section 7.4 or Section 7.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iii)
(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any or all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; (I) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as Lender shall in its sole discretion determine; and (J) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender's option and such Grantor's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this subsection to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless and until an Event of Default shall have occurred and be continuing. Lender shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that Lender shall have no liability for the failure to provide any such notice.

(b)
If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)
The expenses of Lender incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate for Default Interest from the date of payment by

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Lender to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Lender on demand.

(d)
Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section VIII.2.
Duty of Lender. Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account, and Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither Lender, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Lender and the other Secured Parties hereunder are solely to protect Lender's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon Lender or any other Secured Party to exercise any such powers. Lender and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the fullest extent permitted by applicable law, Lender shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require Lender or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which Lender or any other Secured Party now has or may hereafter have against any Grantor or other Person.
Section VIII.3.
Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor (other than PubCo and Parent) authorizes Lender, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as Lender reasonably determines appropriate to perfect the security interests of Lender under this Agreement. Additionally, each Grantor (other than PubCo and Parent) authorizes Lender, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as "all assets of the Grantor", "all personal property of the Grantor" or words of similar effect. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
Section VIII.4.
Authority of Lender. Each Grantor acknowledges that the rights and responsibilities of Lender under this Agreement with respect to any action taken by Lender or the exercise or non-exercise by Lender of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Lender and the other Secured

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Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Lender and the Grantors, Lender shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX

SUBORDINATION OF INDEBTEDNESS
Section IX.1.
Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and obligations of the Borrowers or any other Grantor (including Guarantors) to any Grantor (including Guarantors), whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.
Section IX.2.
Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief or other insolvency proceedings involving any Grantor, Lender on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Grantor hereby assigns such dividends and payments to Lender for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 8.2 of the Credit Agreement. Should Lender or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Secured Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of Lender and the other Secured Parties to the extent that such payments to Lender and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if Lender and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.
Section IX.3.
Payments Held in Trust. In the event that, notwithstanding Section 9.1 and Section 9.2, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (a) to hold in trust for Lender and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to Lender, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to Lender.
Section IX.4.
Liens Subordinate. Each Grantor agrees that, until the Secured Obligations are paid in full and all Commitments have terminated, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, Lender or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of Lender, no Grantor, during the period in which any of the Secured Obligations are outstanding or any of the Commitments are

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in effect, shall (a) exercise or enforce any creditor's right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any Lien held by it.

Section IX.5.
Notation of Records. Upon the request of Lender, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
ARTICLE X

MISCELLANEOUS
Section X.1.
Waiver. No failure on the part of Lender or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by Lender of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including any rights of set-off.
Section X.2.
Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
Section X.3.
Payment of Expenses, Indemnities.
(a)
Each Grantor agrees to pay or promptly reimburse Lender and each other Secured Party for all advances, charges, costs and expenses (including all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys' fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of Lender or any other Secured Party under, this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party.
(b)
Each Grantor agrees to pay, and to save Lender and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including court costs and attorneys' fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to the Collateral (including any exercise of rights or remedies in connection therewith)

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or the execution, delivery, enforcement, performance or administration of this Agreement, to the extent the Borrowers would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(c)
All amounts for which any Grantor is liable pursuant to this Section shall be due and payable by such Grantor to Lender or any Secured Party upon demand.
Section X.4.
Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement.
Section X.5.
Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of Lender and the other Secured Parties, the future holders of the Loans, and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or Secured Obligations under this Agreement without the prior written consent of Lender and Lenders.
Section X.6.
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section X.7.
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart to this Agreement by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.
Section X.8.
Survival. The obligations of the parties under Section 10.3 shall survive the repayment of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit, the Commitments, the Hedging Obligations and the Bank Product Obligations. To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then, to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and Lender's and the other Secured Parties' Liens, security interests, rights, powers and remedies under this Agreement and each other applicable Collateral Document shall continue in full force and effect. In such event, each applicable Collateral Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by Lender and the other Secured Parties to effect such reinstatement.
Section X.9.
Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
Section X.10.
No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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Section X.11.
Governing Law; Submission to Jurisdiction.
(a)
This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.
(b)
Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia, and of the Business Case Division of the Fulton County Superior Court located in Atlanta, Georgia, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or the Fulton County Superior Court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrowers or its properties in the courts of any jurisdiction.
(c)
Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section X.12.
WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section X.13.
Acknowledgments.
(a)
Each Grantor hereby acknowledges that:

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(i)
it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(ii)
neither Lender nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and Lender and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(iii)
no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
(b)
Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each Grantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not "conspicuous".
(c)
Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, Lender, the other Secured Parties or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.
Section X.14.
Additional Grantors. Each Person that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a Joinder Agreement in the form of Annex I.
Section X.15.
Set-Off. Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with Lender), at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Grantor or any of its Subsidiaries at any of its offices, in dollars or in any other currency, and (ii) Obligations then due and payable to such Secured Party (or any Affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Borrowers and Lender thereof; provided that such Secured Party's failure to give such notice shall not affect the validity thereof.

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Section X.16.
Releases.
(a)
Release Upon Payment in Full. Upon the complete payment in full of all Secured Obligations and the termination of the Credit Agreement, the Letters of Credit and all Commitments, Lender, at the written request and expense of the Borrowers, will promptly release, reassign and transfer the Collateral to the Grantors, without recourse, representation, warranty or other assurance of any kind, and declare this Agreement to be of no further force or effect. The grant of the security interest hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until Lender has (i) retransferred and delivered all of the Collateral in its possession to the Grantors, and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby.
(b)
Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then Lender, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral of such Grantor, made without recourse, representation, warranty or other assurance of any kind. At the request and sole expense of the Borrowers, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by the Credit Agreement; provided that the Borrowers shall have delivered to Lender, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
(c)
Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by Lender or the other Secured Parties hereunder, including any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until Lender and the other Secured Parties shall have applied payments (including collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in subsection (a) of this Section.
Section X.17.
Reinstatement. The obligations of each Grantor under this Agreement (including with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section X.18.
Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of Lender and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to Lender.
Section X.19.
Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty and Security Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor

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shall only be liable under this Section 10.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.19, or otherwise under this Guaranty, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement has been terminated pursuant to Section 10.16(a). Each Qualified ECP Guarantor intends that this Section 10.19 constitute, and this Section 10.19 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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Signatures on following pages.]

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty and Security Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BORROWERS:
DANIMER SCIENTIFIC HOLDINGS, LLC, a Delaware limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]
MEREDIAN, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
MEREDIAN BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC, L.L.C., a Georgia limited liability company By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [SEAL]

[Signatures continued on following pages.]

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DANIMER BIOPLASTICS, INC., a Georgia corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
DANIMER SCIENTIFIC KENTUCKY, INC., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]

GUARANTORS: Danimer Scientific, Inc., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]
MEREDIAN HOLDINGS GROUP, INC., a Delaware corporation By: /s/ John A. Dowdy, III Name: John A. Dowdy, III Title: Chief Financial Officer [CORPORATE SEAL]

[Signatures continued on following page.]

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Acknowledged and Agreed to as of the date hereof:

LENDER:

TRUIST BANK

By: /s/ Mark A. Bohntinsky

Name: Mark Bohntinsky

Title: Managing Director

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